UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

8670 Wolff Court, Suite 240 Westminster, Colorado (Address of principal executive offices)	80031 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K filed by Farmland Partners Inc. (the “Company”) on April 22, 2014, the Company entered into purchase agreements (the “Purchase Agreements”) with unrelated third-party individuals (together, the “Seller”) to acquire an approximately 3,696-acre row crop farm (the “Farm”) for an aggregate purchase price of approximately $8.75 million in cash. The Burlington, Colorado-based farm is located primarily in eastern Colorado, with a small portion of the acres immediately across the border in western Kansas.

On May 7, 2014, the Company and the Seller amended the Purchase Agreements to terminate the Purchase Agreement for the approximately 525 acres of the Farm located in Kansas (the “Kansas Purchase Agreement”) and to reduce the purchase price to approximately $7.6 million (the “Purchase Price”). There were no termination penalties in connection with the termination of the Kansas Purchase Agreement, and the Company’s earnest money deposit for the Kansas portion of the Farm will be returned to the Company. In connection with the acquisition, the Company intends to lease the Colorado portion of the Farm back to the Seller pursuant to a three-year lease with annual rent of $367,240 per year, which represents an anticipated unlevered annual cash return of approximately 4.81%.

The acquisition is expected to close no later than May 30, 2014, subject to the satisfaction of certain customary closing conditions. There can be no assurance that these conditions will be satisfied or that the pending acquisition will be consummated on the terms described herein, or at all.

Item 1.02.             Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Kansas Purchase Agreement is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, and other statements that the Company may make, contain forward-looking statements, including, without limitation, statements regarding the completion of the pending acquisition and expected lease terms, within the meaning of the federal securities laws. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include satisfaction of the closing conditions to the Purchase Agreements described above and other risks detailed under “Risk Factors” in the Company’s final prospectus, dated April 10, 2014, relating to the Company’s initial public offering, and in the other documents the Company files with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: May 13, 2014	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

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